UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 16, 2007
(Date of earliest event reported)

MICROS SYSTEMS, INC

(Exact name of Registrant as specified in its charter)

MARYLAND	000-09993	52-1101488
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289

 (Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code: 443-285-6000

Section 5 - Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 16, 2007, the shareholders of MICROS Systems, Inc. (the “Company”) approved a change to the Company’s Articles of Incorporation increasing the total number of authorized shares from 50,000,000 to 120,000,000. The amendment will be effective once accepted for filing by the Maryland State Department of Assessments and Taxation.

The foregoing summary of the change to the Company’s Articles of Incorporation is qualified in its entirety by reference to the full text of the Articles of Incorporation of the Company, as amended, a copy of which is attached to this report as Exhibit 3(i) and incorporated herein by reference.

Date: November 16, 2007

MICROS Systems, Inc.
(Registrant)

By:	/s/ Gary C. Kaufman
Gary C. Kaufman
Executive Vice-President, Finance and Administration, and Chief Financial Officer

Exhibit 3(i) - Articles of Incorporation (Amended)